UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2007

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 861-7900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2007, we entered into an Underwriting Agreement between ourselves and Bear, Stearns & Co. Inc., or Bear Stearns, as representative of the underwriters named in the Underwriting Agreement. The underwriters named in the Underwriting Agreement are Bear Stearns, RBC Capital Markets Corporation, or RBC, Stifel, Nicolaus & Company, Incorporated, or Stifel, and Friedman Billings Ramsey, or FBR. Pursuant to this Underwriting Agreement, we agreed to sell to the underwriters 1,600,000 of our 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series C preferred shares. In addition, we granted the underwriters an option exercisable within 30 days to purchase up to an additional 240,000 Series C preferred shares to cover over-allotments, if any. The underwriters will pay us a purchase price per Series C preferred share of $24.2125 (after deducting from the public offering price of $25.00 per share underwriting discounts of $0.7875 per share) for all shares purchased. The Underwriting Agreement is subject to customary representations and warranties, indemnification provisions and closing conditions. We expect the transaction to close on Thursday, July 5, 2007. The foregoing description of this Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this report.

From time to time, the underwriters party to the Underwriting Agreement and/or their affiliates have engaged in, and may in the future engage in, investment banking, and other commercial dealings in the ordinary course of business with us for which they have received, and expect to receive, customary fees and commissions for these transactions.

Bear Stearns acted as placement agent and structuring agent for three CDO issuers managed by an affiliate of our subsidiary Taberna Realty Finance Trust, or Taberna, and three CDO issuers managed by an affiliate of Cohen Brothers LLC, or Cohen & Company, in 2006 and 2007. In connection with these transactions, Bear Stearns received or will receive approximately $38.0 million in fees. Since January 1, 2005 Bear Stearns has also provided warehouse facilities, repurchase agreements and hedging services to Taberna and Cohen & Company related to the CDO issuers managed by those entities for which Bear Stearns received customary fees. In addition, pursuant to agreements between Bear Stearns and Cohen & Company, Bear Stearns has received an aggregate of approximately $27.0 million in compensation since January 1, 2005 for introducing certain issuers of TruPS to Cohen & Company. From time to time in the ordinary course of business, Taberna has and expects to continue to acquire residential mortgage and other real estate-related loans from Bear Stearns and its affiliates. Bear Stearns also acted as joint book-running underwriter in our January 2006 equity offering and the November 2006 equity offering by Alesco Financial Inc., sole global coordinator and sole book-running manager in a private placement for EuroDekania Limited, and as placement agent in a loan by Taberna to a third party, and received customary fees in each case. Alesco Financial Inc. and EuroDekania Limited are affiliates of Cohen & Company. Bear Stearns was the initial purchaser in April 2007 in our private placement of $425.0 million aggregate principal amount of our 6.875% convertible senior notes due 2027 and received customary fees. Daniel G. Cohen, our Chief Executive Officer and a trustee, is the Chairman of Alesco and owns a majority of the interests in Cohen & Company. In addition, Mr. Cohen has a $10 million line of credit with an affiliate of Bear Stearns that is secured by a pledge of our common shares.

RBC or its affiliates have performed investment banking services from time to time on behalf of RAIT Financial Trust , or RAIT, Taberna or companies affiliated with RAIT and Taberna. Since January 1, 2004, RBC (or its affiliates) has received approximately $21.7 million of fees in exchange for these services.

Stifel or its affiliates have performed investment banking services from time to time on behalf of RAIT, Taberna or companies affiliated with RAIT and Taberna. Since January 1, 2004, Stifel has received $3.3 million in fees for introducing issuers of TruPS to Taberna, Alesco and Cohen & Company. Since January 1, 2004, Stifel (or its affiliates) has received approximately $3.1 million of fees in exchange for other investment banking services.

FBR acted as the initial purchaser and placement agent for two private placements of Taberna prior to our acquisition of Taberna. In connection with those offerings FBR received approximately $29.8 million in fees. Since January 1, 2004, FBR also has issued $812.9 million of TruPS that were acquired by subsidiaries of Taberna or were acquired by CDOs managed by affiliates of Cohen & Company. Since January 1, 2004, FBR and/or its affiliates have received approximately $7.6 million of origination fees for introducing issuers of TruPS to Cohen & Company. FBR and its affiliates own an aggregate of 231,173 of our common shares, or 1% of our outstanding common shares. FBR also acted as co-lead book running underwriter in our January 2007 equity offering, sole lead underwriter in our September 2005 equity offering and as lead book running manager in our March 2004 and September 2004 preferred offerings.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the offering of our Series C preferred shares described in Item 1.01 above, we filed Articles Supplementary setting forth the terms and provisions of our Series C preferred shares with the Department of Assessments and Taxation of the State of Maryland on June 29, 2007. These Articles Supplementary were effective on filing and had the effect of amending our declaration of trust.

These Articles Supplementary classify 1,840,000 authorized but unissued shares of our preferred shares of beneficial interest into 1,840,000 Series C preferred shares. Series C preferred shareholders will be entitled to receive cumulative cash dividends on the Series C preferred shares at a rate of 8.875% per year of the $25.00 liquidation preference (equivalent to the fixed annual amount of $2.21875 per year per share) from and including the date of original issuance. However, during any period of time that both (i) the Series C preferred shares are not listed on the New York Stock Exchange, or NYSE, the American Stock Exchange, or AMEX, or the NASDAQ Stock Market, or NASDAQ, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, but Series C preferred shares are outstanding, we will increase the cumulative cash distributions payable on the Series C preferred shares to a rate of 9.875% per year of the $25.00 liquidation preference (equivalent to the fixed annual amount of $2.46875 per year per share). Dividends will be payable quarterly in arrears on the last calendar day of each March, June, September and December or, if not a business day, the next succeeding business day. Dividends will be cumulative from and including the date of original issuance, which is expected to be July 5, 2007. The initial dividend payment date for any Series C preferred share shall be October 1, 2007 and the amount of the dividend payable on October 1, 2007 on any of these shares shall be calculated from the earliest date of original issuance of any Series C preferred share. The first dividend will be for less than a full quarter and pro rated accordingly.

If we liquidate, dissolve or wind up, holders of the Series C preferred shares will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not authorized and declared) to and including the date of payment, before any payments are made to the holders of our common shares and the holders of any other shares that rank junior to the Series C preferred shares.

The Series C preferred shares have no maturity date and we are not required to redeem the Series C preferred shares at any time. We may not redeem the Series C preferred shares before July 5, 2012, except for the special optional redemption described below and in limited circumstances relating to the ownership limitations necessary to preserve our tax qualification as a REIT. On or after July 5, 2012, we may, at our option, redeem the Series C preferred shares, in whole or part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date. Any partial redemption generally will be on a pro rata basis.

If at any time both (i) the Series C preferred shares cease to be listed on the NYSE, the AMEX or the NASDAQ, and (ii) we cease to be subject to the reporting requirements of the Exchange Act, but Series C preferred shares are outstanding, we will have the option to redeem the Series C preferred shares, in whole but not in part, within 90 days of the date upon which the Series C preferred shares cease to be listed and we cease to be subject to such reporting requirements, for cash at $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date.

The Series C preferred shares will not be convertible into any of our other securities.

The Series C preferred shares will, with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, rank:

•	senior to common shares and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series C preferred shares;

•

junior to all our (i) equity securities the terms of which specifically provide that such equity securities rank senior to the Series C preferred shares and (ii) existing and future debt, including debt convertible into our equity securities; and

•

on a parity with all of our other equity securities, including our 7.75% Series A cumulative redeemable preferred shares of beneficial interest and our 8.375% Series B cumulative redeemable preferred shares of beneficial interest.

During any period in which we are not subject to the reporting requirements of the Exchange Act but Series C preferred shares are outstanding, we will mail to all holders of Series C preferred shares, as their names and addresses appear in our record books, copies of the annual reports and quarterly reports that we would have been required to file with the SEC if we were so subject (other than any exhibits that would have been required). We will mail the reports within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to the reporting requirements of the Exchange Act. In addition, during the same period, we will, promptly upon written request, supply copies of such reports to any prospective holder of Series C preferred shares.

Holders of our Series C preferred shares generally will have no voting rights. However, whenever dividends on our Series C preferred shares are in arrears for six or more quarterly periods (whether or not consecutive), the holders of these shares and the holders of all other shares of any class or series of shares ranking on a parity with the Series C preferred shares upon which like voting rights have been conferred and are exercisable, including our Series A preferred shares and Series B preferred shares (voting together as a single class), will be entitled to vote for the election of two additional trustees to serve on our board of trustees until all dividends in arrears on outstanding Series C preferred shares have been paid or declared and set apart for payment. In addition, our issuance of equity securities ranking senior to the Series C preferred shares or certain changes to the terms of the Series C preferred shares that would be materially adverse to the rights of holders of our Series C preferred shares cannot be made without the affirmative vote of the holders of at least two-thirds of our outstanding Series C preferred shares.

The foregoing description is qualified in its entirety by reference to the Articles Supplementary for the Series C preferred shares filed as Exhibit 3.1 to this report. The form of stock certificate for the Series C preferred shares is filed as Exhibit 4.1 to this report.

Item 8.01.	Other Events.

Recent Developments:

CDO Activity

On June 28, 2007, we closed Taberna Preferred Funding IX, Ltd, or Taberna IX, a $750 million collateralized debt obligation, or CDO, transaction. This CDO provides financing for investments consisting of trust preferred securities, or TruPS, issued by real estate investment trusts and real estate operating companies, senior and subordinated notes issued by real estate entities and other investments consisting of commercial mortgage-backed securities, other real estate interests, senior loans and CDO debt securities. The investments owned by Taberna IX are pledged as collateral to secure its debt and, as a result, will not be available to us, our creditors or our shareholders. The CDO debt bears interest at rates ranging from the one-month London Inter-Bank Offered Rate, or LIBOR, plus 0.34% to LIBOR plus 5.50%. All of the CDO notes payable mature in 2037, although Taberna IX may call the debt at par at any time after June 2017. Taberna IX issued a total of $705 million of par amount CDO notes payable to investors. We purchased $228 million of the CDO notes payable and all of the $53 million of preference shares issued by Taberna IX. We financed our investment in the CDO notes through $164 million of borrowings under repurchase agreements.

Ownership Limit Exemption

On June 28, 2007, our board of trustees exempted three investors from the ownership limit in our declaration of trust providing that, in general, no person may own more than 9.8% of any series of our outstanding preferred shares with respect to their ownership of the Series C preferred shares. Our board permitted these investors to own up to 25%, 13% and 13% of the Series C preferred shares, respectively.

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Item 9.01.	Financial Statements and Exhibits.

Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
1.1	Underwriting Agreement dated June 28, 2007 by and among RAIT Financial Trust, RAIT Partnership, L.P. and Bear Stearns & Co. Inc., as representative for the underwriters named therein.

3.1	Articles Supplementary relating to RAIT Financial Trust 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.(1)

4.1	Form of Stock Certificate for the RAIT Financial Trust 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.(1)

(1)	Incorporated by reference to RAIT Financial Trust’s Form 8-A as filed with the SEC on June 29, 2007 (File No. 1-14760).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: June 29, 2007	By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated June 28, 2007 by and among RAIT Financial Trust, RAIT Partnership, L.P. and Bear Stearns & Co. Inc., as representative for the underwriters named therein.

3.1	Articles Supplementary relating to RAIT Financial Trust 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.(1)

4.1	Form of Stock Certificate for the RAIT Financial Trust 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.(1)

(1)	Incorporated by reference to RAIT Financial Trust’s Form 8-A as filed with the SEC on June 29, 2007 (File No. 1-14760).

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